Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into on the 18th day of April, 2012, by and between KAT GOLD HOLDINGS, INC., a corporation organized under the laws of the State of Nevada with offices at 1149 Topsail Road, Mount Pearl, Newfoundland AIN 5G2 Canada (the “Purchaser”), the shareholders listed on the signature page hereto (the “Sellers”), and GLOBAL GOLD INCORPORATED, a corporation organized under the laws of the Province of British Columbia, Canada with offices at 202-15388 24th Avenue, Surrey, BC V4A 2J2 (the “Company”).

WITNESSETH:

WHEREAS, the Company has principally been engaged in exploration  of properties that may contain gold mineralization and acquired leases and unpatented mining claims for exploration and potential development and has certain cash and other assets related thereto (the “Business”):

WHEREAS, the Sellers in the aggregate own all of the issued and outstanding shares of the capital stock of the Company, as more particularly set forth on Schedule A hereto (the “Shares”) ;

WHEREAS, the Purchaser wishes to purchase, and the Sellers wish to sell to Purchaser, on the terms and subject to the conditions set forth in this Agreement, the Shares, such that upon the purchase of the Shares the Company will be a wholly owned subsidiary of the Purchaser;

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

1.1

Sale and Purchase. (a) Subject to the terms and conditions contained herein, the Sellers  hereby agree to transfer, assign, convey and deliver to Purchaser, and Purchaser agrees to accept from the Sellers all of Sellers’ right, title and interest in and to the Shares, free and clear of any liens, pledges, security interests or encumbrances of any kind.

1.2

Purchase Price. The consideration payable by Purchaser to the Sellers shall be an aggregate of One Hundred Sixty One Million (161,000,000) shares of common stock, par value $0.001 per share, of the Purchaser (herein, the “Purchase Price”), which shall be payable at the Closing.  The Purchase Price shall be allocated among the Sellers in accordance with the payment schedule set forth on Exhibit A hereto which is based upon the respective percentage interests of the Sellers in the Company. Notwithstanding the foregoing, all shares of common stock of the Purchase Price to be issued to each of Thomas Brookes and Matthew Sullivan, which shall be an aggregate of One Hundred Eighteen Million Two Hundred Sixty-Three Thousand One Hundred Fifty-Eight (118,263,158) shares, shall be placed in escrow and released in accordance with the terms of an Escrow Agreement, by and between the Purchaser and Thomas Brookes and Matthew Sullivan, in the form attached hereto as Exhibit B. .

ARTICLE II

CLOSING; CONDITIONS TO CLOSING; DELIVERIES

2.1

Closing. The closing (the “Closing”) shall be held on the date hereof, at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174 or at such other time and place upon which the parties shall agree.

2.2

Conditions to Purchaser’s Obligation. Purchaser’s obligation hereunder to purchase and pay for the Shares shall be in its sole discretion and is subject to the satisfaction, on or before each Closing, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and the Company and the Sellers shall use their best efforts to cause such conditions to be fulfilled:

(a)

Representations and Warranties Correct; Performance. The representations and warranties of the Company and the Sellers contained in this Agreement (including the exhibits and schedules hereto) shall be true, complete and accurate when made and on and as of the Closing. The Company and Sellers shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing. The Company shall have delivered to Purchaser a certificate signed by its officer, dated the date of the Closing, to such effect. In addition, each of the Sellers shall have delivered to Purchaser a certificate, dated the date of the Closing, to such effect as it relates to such Seller.

(b)

Purchase Permitted by Applicable Laws. The purchase of and payment for the Shares to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, or subject to any onerous condition.

(c)

Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by the Sellers and Company in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

(d)

Delivery of Documents. The Company and Sellers shall have delivered, or caused to be delivered, to Purchaser the following:

(i)

a certificate of an appropriate officer of the Company, certifying as to the resolutions of the Board of Directors of the Company, and in the case of a Seller that is a partnership, corporation or limited liability company, a resolution of such entity, authorizing the transactions contemplated herein and the incumbency of officers of the Company and any such entity executing any document or instrument delivered in connection with such transactions and certifying as to the items set forth in paragraph (a) of this Section 2.2;

(ii)

corporate certificates of good standing or legal existence of the Company from the respective jurisdictions in which the Company is formed or transacts business;

(iii)

a certified copy of the Articles of Incorporation and By-Laws of the Company;

(iv)

certificates representing all of the Shares to be delivered at the Closing;

(v)

Employment Agreements between each of Thomas Brookes and Matthew Sullivan and the Purchaser  fully executed;

(vi)

Evidence satisfactory to Purchaser of the Company’s ownership interest in the Ekom Eya mine in Ghana;and

(vii)

all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by the Company at or before the Closing.

(e)

No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f)

Approvals and Consents.  The Company shall have obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all applicable federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Shares, or the transactions contemplated hereby, including, without limitation, all third parties pursuant to existing agreements or instruments by which the Company or Sellers may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and all thereof shall be in full force and effect at the time of the Closing.

2.3

Conditions to the Obligation of the Sellers.  The obligation of the Sellers to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by the Sellers and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

(a)

Representations and Warranties Correct; Performance.  The representations and warranties of Purchaser contained in this Agreement shall be true, complete and accurate when made and on and as of the Closing. Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing. The Purchaser shall have delivered to the Sellers a certificate signed by its officer, dated the date of the Closing, to such effect.

(b)

Delivery of Purchase Price. Purchaser shall have delivered, or caused to be delivered, to the Company the Purchase Price, as provided in Section 1.2 above.

(c)

Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to the Sellers, and the Sellers shall have received all such information and such counterpart originals or certified or other copies of such documents as the Sellers may reasonably request.

(d)

No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERSS

The Company and Sellers, jointly and severally, represent and warrant to Purchaser as follows:

3.1

Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada,  has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it which are set forth on Schedule 3.1 annexed hereto(the “Assets”); and  is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect its business, the Assets or the Shares. The Company does not own or hold, directly or indirectly, any capital stock or equity security or stock in any partnership, joint venture, corporation, trust, unincorporated organization or similar entity.

3.2

Capitalization. The authorized and issued capital stock of the Company is set forth on Schedule 3.2 hereto. The copy of each of the Company’s Certificate of Incorporation and By-Laws provided to Purchaser is a true and complete copy of each such Certificate of Incorporation and By-Laws to date. Other than warrants exercisable for nine hundred thousand (900,000) shares of the Company’s common stock, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into or any contracts or commitments to issue or sell common stock or any such warrants, convertible securities or obligations.

3.3

Corporate Authority. The Company has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the any indenture, agreement, charter documents, judgment, decree or other instrument or restriction to which the Company is a party or by which the Company or the Shares may be bound or affected; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no further authorization or approval, whether of the directors or shareholders of the Company or of any governmental body or otherwise, is necessary in order to enable the Company to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Sellers or the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4

Title to Shares and Assets.

(a)

Sellers have good and marketable title to all of the Shares and the full right and power to transfer the Shares.  The Shares constitute all of the issued and outstanding shares of capital stock of the Company and there are no other outstanding equity securities of the Company of any kind.  The Shares are owned by the Sellers free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sales agreements, charges, claims and restrictions of any kind and nature whatsoever, and the Purchaser will obtain good and valid title to the Shares upon the closing of the sale contemplated hereby, free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sales agreements, charges, claims and restrictions of any kind and nature whatsoever. The Shares are duly issued, fully paid and non-assessable. The Company has good and marketable title to the all the assets necessary for the conduct of its business (herein, the “Assets”) and such Assets include the right to conduct exploration activity at the Ekom Eya mine in Ghana, and the right to drill and excavate minerals therefrom so that any minerals excavated by the Company following Purchaser’s acquisition of the Shares will be the sole property of the Company.

(b)

None of the Assets or the use thereof: (i) is subject to any easements or restrictions or to any mortgages, liens, pledges, charges, encumbrances or encroachments, conditional sale agreements or to any rights of others of any kind of nature whatsoever; (ii) encroaches or infringes on the property or rights of another; or (iii) contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between the Company and any third person which have any effect upon the Company’s title to or other rights respecting the Shares or the Assets. The sale of the Shares will have not have any effect upon the partnership between the Company and the Ekom Eya Mining Cooperative. Further, and not in limitation of any of the foregoing provisions of this Section 3.4:

(i)

The Company has the sole and exclusive right to conduct its business as heretofore conducted;

(ii)

Except for the fifteen percent (15%) royalty payable to Ekom Eya Group, an entity that is not owned directly or indirectly by Thomas Brookes or Matthew Sullivan or any other Seller,  the Company does not have any present or future obligation or requirement to compensate any person with respect to any of Shares or the Assets or any securities of the Company, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Shares or the Assets or any securities of the Company; and

The ownership, production, marketing, license, lease, use or other disposition of any product or service presently being licensed or leased by the Company does not and will not violate any license or agreement of the Company with any person or infringe any right of any other person.

3.5

Condition of Property. All of the Assets are suitable for the purposes for which they are used.

3.6

Patents, Trademarks, Etc. Except as set forth on Schedule 3.6 hereto, there are no inventions, licenses, patents, patent applications, trademarks, copyrights, trademark or copyright applications or registrations, pending or existing, owned by or registered in the name of the Company or the Sellers that are used in the business.  The present conduct of the business of the Company or the business anticipated to be conducted does not infringe upon or violate the patents, trademarks, trade names, trade secrets or copyrights of anyone, nor has the Company received any notice of any infringement thereof. The Company has not granted to any other person any interest in any of said intellectual property, as a licensee or otherwise.

3.7

Compliance with Law. The Company is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject, which may have a material adverse effect on the Company.

3.8

Customers and Vendors.

(a)

Schedule 3.8(a) hereto lists all the current customers of the Company.  Neither the Company nor the Sellers has any knowledge or information that any of its customers has ceased, or intends to cease, to utilize the services of the Company or has substantially reduced, or will or may substantially reduce, the use of such services after the Closing.  Since March 31, 2012, there has been no material adverse change in the customers of the Company.

(b)

Schedule 3.8(b) hereto lists all the current vendors of the Company.  Neither the Company nor the Sellers has any knowledge or information that any of the Company’s vendors has ceased, or intends to cease, to provide services to the Company or has substantially reduced, or will or may substantially reduce, the provision of such services after the Closing. Since March 31, 2012, there has been no material adverse change in the vendors of the Company.

3.9

Material Agreements. Schedule 3.9 hereto lists all material contracts, instruments, commitments and agreements, whether oral or written, presently in effect to which the Company is a party or to which any of its properties is subject, including, without limitation, the following:

(a)

any option or other stock rights, deferred compensation, retirement or severance payments, profit sharing or the like;

(b)

any instrument or arrangement evidencing or relating in any way to: (i) indebtedness for borrowed money by way of direct loan; (ii) liens, encumbrances or security stock, (iii) guarantees or indemnification; or (iv) investments in any person;

(c)

any contract containing provisions limiting the freedom of the Company to engage in any business or compete in any line of business or in any geographic area or with any person;

(d)

any license, sublicense, lease or sublease agreement, whether as licensor, sublicensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;

(e)

any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses, or any joint or other technology development, cooperation or exchange contract or arrangement; and

(f)

agreements providing for disposition of the business or any assets or common stock of the Company; agreements of merger or consolidation to which the Company is a party; or any letters of intent with respect to the foregoing.

Each such agreement is a valid agreement, in full force and effect and enforceable in accordance with its terms, each such agreement will remain in full force and effect and enforceable in accordance with its terms after the consummation of the transactions contemplated by this Agreement, all payments due from the Company thereunder have been made in accordance with the terms of such agreement, none of the distributors or agents is in arrears in any payments due to the Company thereunder, there are no disputes or suits or actions at law or otherwise threatened, to the knowledge of the Company, or pending and such agreements are the only agreements or arrangements of this nature.

3.10

Financial Statements of the Company.

(a)

Attached hereto as Schedule 3.10 is an unaudited balance sheet of the Company as at March 31, 2012 and an unaudited income statement of the Company for the nine months ended March 31, 2012 (the “Financial Statements”) The Financial Statements have been prepared in accordance with the books and records of the Company, are complete and correct and fairly present the financial position and results of operation of the Company for the periods covered thereby (subject to normal recurring changes resulting from year-end adjustments).

(b)

The Company has no accounts receivable as of March 31, 2012.

(c)

Except to the extent reflected or reserved against in the Financial Statements, the Company does not have any material liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including without limitation any liability for taxes for any period prior to such date.

3.11

Absence of Changes. Since March 31, 2012, the Company has operated in the ordinary course and there has not been:

(a)

any adverse change in the condition (financial or otherwise), assets, business or operations of the Company;

(b)

any obligation or liability for the payment of money (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred outside the ordinary course, or any transaction, contract or commitment entered into by the Company in excess of $5,000 outside the ordinary course or any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into by the Company outside the ordinary course;

(c)

any payment, discharge, or satisfaction of any claim, lien, encumbrance or liability by the Company (whether absolute, accrued, contingent or otherwise and whether due or to become due) outside the ordinary course in excess of $25,000;

(d)

any license, sale outside the ordinary course, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible Asset with a value in excess of $25,000;

(e)

any write-down or write-up of the value of any Asset, or any portion thereof, other than accounts receivable in the ordinary course;

(f)

any account receivable owing to the Company as of March 31, 2012 which subsequent thereto (i) has had asserted against it any claim, refusal to pay or right of setoff (including, without limitation, any distributor's right to return any products from inventory); (ii) an account debtor has refused or, to the knowledge of the Company threatened or refused to pay for any reason or such account debtor has, to the knowledge of the Company, become insolvent or bankrupt; or (iii) has been pledged to any third party;

(g)

any cancellation of any debts or claims or any amendment, termination or waiver of any material rights of value to the Company;

(h)

other than general, uniform increases in compensation to employees or bonuses not exceeding fifteen percent (15%) of compensation, any increase in the compensation of employees of the Company (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, stock option, or other plan, arrangement or commitment) or any material increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee or the making of any loan to, or the engagement in any material transaction with, any officer or director of the Company;

(i)

any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rate theretofore adopted or the Company product policies;

(j)

any single capital expenditure in the aggregate in excess of $10,000, for additions to property, plant or equipment of the Company;

(k)

any changes in the manner in which the Company extends discounts or expenditure or commitment therefor by the Company in excess of $10,000 or such capital credit, or engages in licensing practices or otherwise deals with customers, vendors, suppliers, distributors or sales representatives;

(l)

any agreement or commitment relating to the sale by the Company of any fixed assets having a value in excess of $10,000;

(m)

any outstanding contract or commitment which will result in any loss to the Company upon completion of performance thereof, or any outstanding contract, bid or sale or service proposal quoting prices which is not expected to result in a normal profit in the ordinary course of business;

(n)

any other material transaction other than in the ordinary course of business and consistent with past practice;

(o)

the creation of any lien of record or guarantee, or any investment in any person; or

(p)

any commitment to do any of the acts or things specified in items (a) through (o) of this Section 3.11.

3.12

Indebtedness; Assumptions or Guarantees of Indebtedness of Other Persons. The Company does not have any indebtedness to any other person.  The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in or otherwise to assure any person against loss).

3.13

Labor Relations; Employees. The Company currently does not employ any  employees. The Company is: (i) not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (ii) in compliance in all material respects with all governmental laws and regulations, domestic or foreign, respecting labor, employment and employment practices, terms and conditions of employment and wages and hours; (iii) there is no unfair labor practice complaint against the Company pending before the any state, local or foreign agency regarding unfair labor practices; and (iv) is not a party to any collective bargaining agreement. The Company does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of the Company.

3.14

Transactions with Affiliates. There are no loans, leases, royalty agreements, employment contracts or any other agreement or arrangement, oral or written, between the Company on the one hand, and any past or present shareholder, officer, employee, consultant or director of the Company (or any member of the immediate family of such shareholder, officer, employee, consultant or director), on the other hand. There are no related party transactions between the officers, directors and shareholders of the Company.

3.15

Litigation. There are no actions, suits, proceedings or investigations (including any purportedly on behalf of the Company) pending or, to the knowledge of the Company or Sellers, threatened against or affecting the business or properties of the Company whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; the Company is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign. No inquiries have been made directly to the Company by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require the Company to undertake a course of action which would involve any expense.

3.16

Salaries.  There are no salaries claimed or expected to be claimed in connection with any employees of the Company.

3.17

Taxes. The Company has never had any operations or revenue, and has never filed a tax return in any jurisdiction and therefore it is not required to file, or cause to be filed, with the appropriate governmental agencies any required tax and information returns, including those related to all applicable corporate income or franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has paid, caused to be paid or accrued all taxes, excise taxes, assessments, charges, penalties and interest shown to be due and payable The Company has not had any liability, contingent or otherwise, for any taxes, excise taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of the sale of the Shares as contemplated by this Agreement (but not including sales taxes, if any, payable as a result of the sale of the Shares as contemplated by this Agreement), other than amounts adequately reserved for. The Company has not received directly or indirectly notice of, nor is it otherwise aware of any tax audit or examination; the Company is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest, nor has any claim for assessment and collection been asserted against the Company directly or indirectly; nor has the executed a waiver of any statute of limitations with respect thereto. The Company has not received notices nor is otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such taxes. No extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any period.

3.18

Insurance. All property, real, personal and mixed, owned or leased by the Company is insured for the benefit of the Company in amounts deemed adequate by the Company’s management against all risks customarily insured against by persons operating businesses similar to those of the Company in the localities where such properties are located. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

3.19

Project Summary. The information contained in the Project Summary dated December 2011 provided by the Company to Purchaser is true and correct in all material respects and does not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements contained therein not misleading.

3.20

Brokers.  There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and the Sellers agree, jointly and severally, to indemnify Purchaser against and hold Purchaser harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by the Company or Sellers.

3.21

No Untrue Representation or Warranty. No representation or warranty contained in this Agreement, or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1

Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada,  has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it (the “ Purchaser Assets”); and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect its business, the Purchaser Assets or the issuance of the shares constituting the purchase price (the “Purchase Price Shares”).

4.2

Capitalization. The authorized and issued capital stock of the Purchaser is set forth on Schedule 4.2 hereto. The copy of each of the Company’s Certificate of Incorporation and By-Laws provided to Purchaser is a true and complete copy of each such Certificate of Incorporation and By-Laws to date. The Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into or any contracts or commitments to issue or sell common stock or any such warrants, convertible securities or obligations.

4.3

Authority.  Purchaser has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; and no further authorization or approval, whether of any governmental body or otherwise, is necessary in order to enable Purchaser to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.

4.4

Title to Assets; Purchaser Shares.  Purchaser has good and marketable title to all of the assets listed on Schedule 4.4 hereto.  The Purchaser Shares that are to be issued to the Sellers have been duly authorized and validly issued and when issued as provided herein will be fully paid and non-assessable. The Purchaser Shares are free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sales agreements, charges, claims and restrictions of any kind and nature whatsoever, and the Sellers will obtain good and valid title to the Purchaser Shares free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sales agreements, charges, claims and restrictions of any kind and nature whatsoever.

4.5

Brokers.  There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and Purchaser agrees to indemnify the Company against and hold the Company harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by Purchaser.

4.6

No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to the Company pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

COVENANTS OF THE PARTIES

5.1

Further Assurances. Each of the parties agrees that, at any time after the Closing, upon the request of the other party each will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to Purchaser, its successors and assigns, the Shares to be sold or assigned to Purchaser as provided herein.

5.2

Cooperation. The parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing, and each party shall maintain and make available to the other party upon request all corporate, tax and other records required or requested in connection with such matters.

5.3

Publicity.  Each of the parties hereto agrees that no publicity release or announcement concerning the transactions contemplated hereby or the terms and conditions of this Agreement shall be issued without the advance approval of the form and substance thereof by Purchaser and, in the case of such release or announcement prior to the Closing, by the Company, which approvals in any case shall not be unreasonably withheld or delayed.

5.4

Consents. The Company shall obtain all consents and approvals required to maintain the Company’s rights under any current contract or agreements, which approvals or consents are required as a result of the sale of the Shares to Purchaser.

5.5   Corporate Governance. The Board of Directors of the Purchaser shall consist of four individuals. All material corporate decisions of the Purchaser shall be determined by a vote of a majority of the Board of Directors.  Each of Ken Stead, Timothy Stead, Thomas Brookes and Matthew Sullivan agree to vote their shares of stock of the Purchaser in favor of each other  as directors so long as the parties maintain an ownership interest of at least five percent (5%) of the Purchaser’s outstanding common stock and until the earlier of (i) eighteen (18) months from the date of the Closing if the Purchaser has not received revenues of at least One Million Dollars ($1,000,000) from the production of the Ekom Eya mine in Ghana; or (ii) three (3) years from the date of the Closing. Each of the stockholders who is a party to this Agreement hereby agrees to vote its Shares to effectuate the requirements of this Section 5.5.  This Agreement shall constitute a voting agreement, and the execution of this Agreement by each stockholder a party thereto shall constitute an irrevocable proxy, coupled with an interest, appointing Ken Stead and his permitted assignees as proxies to vote the shares of Ken Stead and Tim Stead and Thomas Brookes and his permitted assignees to vote the shares of Thomas Brookes and Matthew Sullivan.

ARTICLE VI

SURVIVAL; INDEMNIFICATION

 6.1

Survival of Covenants, Representations and Warranties. All representations and warranties set forth in this Agreement shall forever survive and remain in effect following the Closing.

6.2

Indemnity Against Claims.  The Company and Sellers hereby agree, to jointly and severally, indemnify and hold Purchaser (the “Indemnified Party”), harmless from and against the following:

(a)

Any and all liabilities, including but not limited to undisclosed material liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Indemnified Party (whether awarded against the Indemnified Party or paid by the Indemnified Party in settlement of a claim as provided in Section 6.3 below or otherwise suffered), resulting from an action or omission to take an action on the part of the Company or the Sellers prior to the Closing or the breach of any representation or non-fulfillment of any covenant on the part of the Company or the Sellers contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by the Company to Purchaser pursuant hereto; and

(b)

Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

6.3

Notice of Claim, Assumption of Defense and Settlement of Claims.

(a)

Any person entitled to indemnification under this Agreement (the “Indemnitee”) shall promptly give notice (an “Indemnification Notice”) in accordance with Section 7.1 below to the parties required to provide indemnification (collectively the “Indemnifying Party”) after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a “Claim” and hereinafter referred to collectively as “Claims”) which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless such failure to give notice shall materially and adversely affect Indemnifying Party’s ability to defend the Claim. Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim. After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article VI (the “Damages”), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee's reasonably estimated cost of the defense thereof, hereinafter the “Estimated Defense Costs”). The right to indemnification hereof and the amount or estimated amount thereof, as set forth in such notice, shall be deemed agreed to by each Indemnifying Party unless, within thirty (30) days after the date of such notice (the expiration of such 30-day period being hereinafter referred to as the “Liability Notice Deadline Date”), the Indemnified Parties are notified in writing pursuant to Section 8.1 below that such Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice or that he or she elects to defend, in the manner hereinafter provided, the claim of a third party giving rise to such indemnification right. If such Indemnifying Party disputes the right to indemnification as hereinabove provided or elects to defend the claim of the third party, the same shall be deemed determined when finally determined by a court or tribunal from which no appeal is or may be taken or when the defense thereto has been abandoned and if a court or tribunal from which no appeal is or may be taken determines that the Indemnified Party was entitled to indemnification then the Indemnifying Party shall reimburse the Indemnified Party for the amount of Damages sought by such Indemnified Party. In the event the amount of such Damages are not promptly reimbursed by Indemnifying Party as aforesaid, the amount of such unreimbursed Damages shall accrue interest from the Liability Notice Deadline Date at a rate equal to two percent (2%) above the applicable prime rate of Citibank, N.A.

(b)

With respect to any third party Claims made subsequent to the Closing, the following procedures shall be observed:

(i)

Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnified Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in Section 6.3(b)(ii), be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense. The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.

(ii)

Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 6.3(b)(i), or in the event the Indemnifying Party ceases to conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.

(iii)

Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action by the Liability Notice Deadline Date shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.

(iv)

The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement: (i) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee; (ii) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation; and (iii) does not by its terms attribute liability to the Indemnitee.

In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include: (i) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding; (ii) furnishing information about the Indemnitee to the Indemnifying Party and their counsel; (iii) making employees available to counsel to the Indemnifying Party; and (iv) preserving the existence of and maintaining all books and records of the Indemnitee or any other Indemnified Party that is an entity that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

6.4

Remedies Cumulative. The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnifying Party or his or its respective heirs, successors or assigns. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

ARTICLE VII

GENERAL PROVISIONS

7.1

Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered: (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered: (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been sent by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail. In each instance, such notice, request, demand or other communications shall be addressed as follows:

(a)

in the case of the Company and Sellers:

Global Gold Incorporated

202-15388 24th Avenue

Surrey, BC V4A 2J2

Facsimile:

Attention:  Thomas Brookes

in the case of Purchaser:

Kat Gold Holdings, Inc.

1149 Topsail Road

Mount Pearl, Newfoundland AIN 5G2

Canada

Facsimile:

Attention: Ken Stead

with a copy to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, NY 10174

Facsimile: (212) 208-4657

Attention: Leslie Marlow

lmarlow@gracinmarlow.com

or to such other address or to such other person as Purchaser or the Sellers, shall have last designated by written notice given as herein provided.

8.2

Modification. This Agreement and the exhibits and schedules annexed hereto contain the entire agreement between the parties hereto and (i) there are no agreements, warranties or representations which are not set forth herein; and (ii) all prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

8.3

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of Newfoundland, Canada applicable to agreements made and to be performed entirely within such province, without regard to conflict of laws principles. Each of the parties hereto hereby irrevocably consents and submit to the jurisdiction of any court located in Newfoundland, Canada  over any action or proceeding arising out of any dispute between the Company and Purchaser, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction. Each party further irrevocably consent to the service of process against them in any such action or proceeding by the delivery of a copy of such process at the address set forth above.

8.4

Binding Effect; Assignment.  This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by the Company without the prior written consent of Purchaser.

8.5

Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.6

Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

8.7

Transaction Expenses.  Each party shall be responsible for the payment of any and all of his or its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

8.8

Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

8.9

No Agency.  Neither party is the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.

COMPANY:

GLOBAL GOLD INCORPORATED

By:  /s/ Thomas Brookes

Name:  Thomas Brookes

Title:  President

PURCHASER:

KAT GOLD HOLDINGS, INC.

By:  /s/ Kenneth Stead

Name: Ken Stead

Title: President

SELLERS:*

_________________________________ THOMAS BROOKES
_________________________________ PAUL ABBOTT
_________________________________ TONY DELLOR
_________________________________ MATTHEW SULLIVAN
_________________________________ JOHNSTON MANU

_________________________________ PHIL BAYLISS
_________________________________ SHEILA WEILAND
_________________________________ TONY WONG
_________________________________ MICHELLE SMITH
_________________________________ GUY PEMBERTON
_________________________________ WAYNE BURWASH
_________________________________ STEVE COLBECK
_________________________________ RAY QUAAL
_________________________________ LARRY SHATTLER
_________________________________ MICHAEL BAXTER
_________________________________ NORMAN AMUNDSEN
_________________________________ TERRY PARKER

* Each Seller has executed a consent, the form of which is attached hereto as Exhibit C.

Exhibit A

PURCHASE PRICE ALLOCATION

Name	Shares to be Issued
Paul Abbott	6,698,565
Tony Dellor	10,047,848
Johnston Manu	6,698,565
Phil Bayliss	669,856
Sheila Weiland	2,679,426
Michelle Smith	669,856
Tony Wong	669,856
Guy Pemberton	6,028,708
Wayne Burwash	937,799
Steve Colbeck	937,799
Ray Quaal	1,875,598
Larry Shattler	803,828
Michael Baxter	669,856
Norman Amundsen	669,856
Terry Parker	2,679,426
Thomas Brookes	100,143,541
Matthew Sullivan	18,119617

TOTAL:	161,000,000

Exhibit B

ESCROW AGREEMENT

Exhibit C

SECURITIES PURCHASE AGREEMENT

To:

The Board of Directors of

GLOBAL GOLD INCORPORATED

To:

The Board of Directors of

KAT GOLD HOLDINGS INCORPORATED

The undersigned hereby agrees to tender their shares according to the terms and conditions outlined in the Securities Purchase Agreement between Global Gold and Kat Gold Holdings Inc. dated April 18th 2012.

_________________________

_________________________

Date